UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

OCEAN ELECTRIC INC.

(Exact name of registrant as specified in charter)

Nevada	000-52775	20-4076559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

775-321-8216

Registrant’s telephone number including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Material Definitive Agreement

On September 8, 2014, Ocean Electric Inc., a Nevada corporation (the “Company”), entered into a Note Conversion Agreement (the “Conversion Agreement”) with Zenith Equity Group Ltd., a company incorporated under the laws of Belize (“Zenith”), to convert certain notes issued by the Company into shares of common stock of the Company (the “Common Stock”).

The notes include (i) a promissory note in the principal amount of $590,000, issued on January 29, 2014; (ii) a promissory note in the principal amount of $73,000, issued on March 13, 2014; and (iii) a promissory note in the principal amount of $40,000, issued on November 1, 2013 (collectively, the “Notes”).  The Notes have an aggregate principal amount of $703,000 and accrued interest of $52,130.59, which was converted into 7,551,310 shares of Common Stock, at the rate of $0.10 per share (the “Conversion Shares”).  The Conversion Shares are being issued as restricted securities pursuant to section 4(2) of the Securities Act of 1933.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

The following is filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Document

10.1	Note Conversion Agreement, dated September 8, 2014, by and between Zenith Equity Group Ltd. and Ocean Electric Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 12, 2014

OCEAN ELECTRIC, INC.

By:	/s/ Ricardo Prats
Name: Ricardo Prats
Title: President